SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                  DATE OF REPORT: July 6, 2000
        (Date of earliest event reported)  June 22, 2000


                DOBSON COMMUNICATIONS CORPORATION
     (Exact name of registrant as specified in its charter)


       OKLAHOMA                000-29225              73-1110531
(State or other jurisdiction  (Commission            (IRS Employer
   of incorporation)          File Number)         Identification No.)


            13439 North Broadway Extension, Suite 200
                    Oklahoma City, Oklahoma              73114
            (Address of principal executive offices)   (Zip Code)


                         (405) 529-8500
      (Registrant's telephone number, including area code)
            INFORMATION TO BE INCLUDED IN THE REPORT

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Item 5.  OTHER EVENTS

Offering of 10-7/8% Senior Notes

     On June 22, 2000, Dobson Communications Corporation (the "Company") successfully completed a private offering under Rule 144A and Regulation S of $300 million of 10-7/8% senior notes due 2010. Net proceeds from the offering will be used to pay down existing bank debt and for general corporate purposes. The unsecured notes rank pari passu in right of payment with any of the Company's existing and future senior indebtedness and are senior to all existing and future subordinated debt. The senior notes are not registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or any applicable exemption from registration. Within 180 days from the issue date, the Company will complete an offer to exchange the senior notes for a new issue of identical debt securities registered under the Securities Act.

Indenture

     In connection with the closing of the sale of the senior notes, an indenture dated June 22, 2000 (the "Indenture") was entered into between the Company and United States Trust Company of New York, as Trustee. The Indenture contains certain covenants including, but not limited to, covenants that:

o limit the ability of the Company and its restricted subsidiaries to incur indebtedness;

o limit the ability of the Company and its restricted subsidiaries to assume liens;

o limit the ability of the Company and its restricted subsidiaries to make restricted payments;

o limit the ability of the Company and its restricted subsidiaries to pay dividends and impose payment restrictions affecting its restricted subsidiaries;

o limit the ability of the Company to issue certain capital stock;

o limit the ability of the Company and its restricted subsidiaries to issue and sell capital stock of its restricted subsidiaries;

o limit the ability of the Company and its restricted subsidiaries to issue guarantees of indebtedness;

o limit the ability of the Company and its restricted subsidiaries to enter into transactions with affiliates;

o limit the ability of the Company and its restricted subsidiaries to sell assets;

o limit the ability of the Company and its restricted subsidiaries to engage in unpermitted lines of business;

o limit the ability of the Company and its restricted subsidiaries to enter into sale or leaseback transactions;

o limit the ability of the Company and its restricted subsidiaries to make payments for consent, waiver or amendment of any of the provisions of the Indenture; and

o require the Company to use reasonable best efforts to obtain a rating for the senior notes.

Dobson Operating Co., L.L.C. Credit Facilities

     On January 18, 2000, the Company's subsidiary, Dobson
Operating Co., L.L.C. ("Dobson Operating Co.") obtained a new
$800.0 million credit facility under a credit agreement with Bank of America, N.A., as Administrative Agent and a group of participating lenders, the proceeds of which were used primarily to:

o consolidate the indebtedness of the Company's subsidiaries under a $100.0 million credit facility and under a $250.0 million credit facility;

o repurchase $159.7 million outstanding principal amount of the Company's 11-3/4 % senior notes due 2007; and

o pay the cash portion of the costs of certain of the Company's pending acquisitions.

     Subsequently, under the terms and conditions of its credit facilities, Dobson Operating Co., through its existing lenders, borrowed an additional $125.0 million through a Discretionary Term Loan B. The proceeds from this borrowing were used to finance the purchase of the Texas 9 RSA on May 1, 2000.

     Dobson Operating Co.'s credit facilities now include a $300.0 million revolving credit facility and $625.0 million of term loan facilities consisting of a Term Loan A of $350.0 million, a Term Loan B of $150.0 million, both of which mature in 2007, and a Discretionary Term Loan B of $125.0 million that matures in 2008. The credit facilities can be repaid at any time without penalty. As of June 1, 2000, $831.6 million was outstanding under these credit facilities.

     The credit facilities are structured to provide guarantees from certain of Dobson Operating Co.'s subsidiaries and the Company. Advances bear interest at the option of Dobson Operating Co. on a prime rate or Eurodollar formula. The weighted average interest rate was 8.6% as of March 31, 2000. Obligations under the credit facilities are secured by:

o a pledge of the membership interests in the borrower;

o stock and partnership interests of certain of the borrower's subsidiaries; and

o liens on substantially all of the assets of the borrower and the borrower's restricted subsidiaries including FCC licenses, but only to the extent such licenses can be pledged under applicable law.

     The Term Loan A amortizes with quarterly principal payments of $5.0 million commencing June 30, 2001, increasing over the term of the loan to quarterly principal payments of $25.0 million. The Term Loan B amortizes with quarterly principal payments of $375,000 from March 31, 2000 through December 31, 2006 and with quarterly principal payments of $34.9 million during 2007. The Discretionary Term Loan B amortizes with equal quarterly principal payments of $312,500 from June 30, 2000 through March 31, 2007 and with quarterly principal payments of $29.1 million from June 30, 2007 through March 31, 2008. In addition, under certain circumstances, the facilities require prepayment from proceeds received from significant assets sales, new borrowings and sales of equity, and a portion of excess cash flow.

     An Amendment, Waiver, and Consent to the Dobson Operating Co. credit agreement was entered into as of June 19, 2000 among Dobson Operating Co., as Borrower, Bank of America, N.A., as Administrative Agent, Required Lenders and Guarantors, whereby Dobson Operating Co. requested certain waivers, consents, and amendments to its credit agreement and the required lenders granted and agreed to such waivers, consents, and amendments. Pursuant to the credit agreement and the Amendment, Waiver and Consent to the credit agreement, the credit facilities impose a number of covenants that, among other things, limit the ability of Dobson Operating Co. and its subsidiaries to incur additional indebtedness, create liens, make capital expenditures and pay dividends. In addition, Dobson Operating Co. and its subsidiaries are required to maintain certain financial ratios with respect to the borrower and certain of its subsidiaries, including these ratios pertaining to the Company's subsidiaries:

o a ratio of total indebtedness to operating cash flow of initially not more than 7.75 to 1, decreasing over time to 5.00 to 1;

o a ratio of operating cash flow to debt service requirements of initially not less than 1.15 to 1, increasing over time to
  1.50 to 1;

o a ratio of operating cash flow to interest expense of initially not less than 1.40 to 1, increasing over time to 2.25 to 1, but decreasing to 1.25 to 1 for the period from June 30, 2000 to December 30, 2000;

o beginning on June 30, 2002, a ratio of operating cash flow minus capital expenditures to the sum of debt service requirements and cash distributions of initially not less than
  1.05 to 1, increasing over time to 1.15 to 1; and

o a limitation of capital expenditures for 2000 and 2001.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     The following exhibits are filed as a part of this report:

Exhibit                                               Method of
  No.    Description                                    Filing
-------  -----------                                  ----------
   4     Indenture entered into June 22, 2000 by         (1)
         the Registrant and United States Trust
         Company of New York, as Trustee

  10.1   Registration Rights Agreement entered           (1)
         into as of June 22, 2000 between Dobson
         Communications Corporation and Banc of
         America Securities LLC

  10.2   Amendment, Waiver and Consent to the            (1)
         Dobson Operating Co. credit agreement
         entered into as of June 19, 2000 among
         Dobson Operating Co., L.L.C., as
         Borrower, Bank of America, N.A., as
         Administrative Agent, Required Lenders
         and Guarantors

   99    Press release dated June 22, 2000               (1)
         announcing the closing of the sale of the
         Registrant's 10-7/8% senior notes due
         2010
___________________________________

     (1)  Filed herewith electronically.

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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2000              Dobson Communications Corporation
                                          (Registrant)

                                       By:  BRUCE R. KNOOIHUIZEN
                                     Name:  Bruce R. Knooihuizen
                                     Title: Vice President and Chief
                                            Financial Officer

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                        INDEX TO EXHIBITS

Exhibit
No.      Description                     Method of Filing
-------  ------------                    ----------------

4        Indenture entered into June     Filed herewith electronically
         22, 2000 by the Registrant and
         United States Trust Company of
         New York, as Trustee

10.1     Registration Rights Agreement   Filed herewith electronically
         entered into as of June 22,
         2000 between Dobson
         Communications Corporation and
         Banc of America Securities LLC

10.2     Amendment, Waiver and Consent   Filed herewith electronically
         to the Dobson Operating Co.
         credit agreement entered into
         as of June 19, 2000 among
         Dobson Operating Co., L.L.C.,
         as Borrower, Bank of America,
         N.A., as Administrative Agent,
         Required Lenders and
         Guarantors

99       Press release dated June 22,    Filed herewith electronically
         2000 announcing the closing of
         the sale of the Registrant's
         10-7/8% senior notes due 2010